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                                                                   EXHIBIT 23.03


               CONSENT OF ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of The Millburn World Resource Trust of our report dated April 26, 2001 on the statement of financial condition of the Millburn Ridgefield Corporation as of December 31, 2000 which appears in such Prospectus. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

                                ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland           By: /s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
May 18, 2001                    --------------------------------------------